Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

SYNCHRONOSS TECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR 2020 ADJUSTED EBITDA OF $6.4MM AND $27.8MM, ABOVE THE HIGH-END OF ITS GUIDANCE RANGE; EXPECTS TO INCREASE ADJUSTED EBITDA IN 2021

Jeff Miller Named President and Chief Executive Officer

BRIDGEWATER, NJ - March 8, 2021 - Synchronoss Technologies Inc. (NASDAQ: SNCR), a global leader and innovator in cloud, messaging, and digital platforms and products, today announced financial results for its fourth quarter and year ended December 31, 2020.

Fourth Quarter and Full-Year Highlights:

•GAAP revenue for the quarter was $69.4 million. For the full year, GAAP revenue was $291.7 million.
•Recurring revenue for the quarter represented 82% of total GAAP revenue. For the full year, recurring revenue represented 78% of total GAAP revenue.
•GAAP net loss for the quarter was $10.9 million or $0.26 per share. For the full year, GAAP net loss was $48.7 million or $1.16 per share.
•Non-GAAP net loss for the quarter was $8.2 million, or $0.19 per share. For the full year, non-GAAP net loss was $0.2 million, or $0.01 per share.
•Adjusted EBITDA for the quarter was $6.4 million. For the full year, adjusted EBITDA was $27.8 million.
•Cash and cash equivalent were $33.7 million at year end.
•During the fourth quarter, Synchronoss worked in conjunction with Verizon to develop the Unlimited Verizon Cloud offering, and during 2020 renewed Verizon’s Cloud Services contract for an additional five years.
•During the fourth quarter, Japanese carrier customers exceeded 20 million Rich Communication Services (RCS) downloads.
•During the fourth quarter, Synchronoss extended its partnership to provide AT&T Digital Services for an additional three years.

Commenting on the results, Jeff Miller, President and CEO of Synchronoss, said:

“I’m honored and delighted to be the next CEO of Synchronoss Technologies. I’m grateful for the support of our Board of Directors and the Synchronoss team, who have enabled us to make forward progress over the past six months on refining our strategy and delivering our operating results. We continue to be driven by delivery and execution for our customers, disciplined cost containment, and continued product innovation. Despite what was a challenging year for Synchronoss and indeed the world community, I’m proud of what the Synchronoss team achieved in 2020 and look forward to continuing to execute on our strategy of focused and profitable growth in 2021.”

	Three Months Ended December 31,
	2020	2019	% Change
Revenues	$69,377	$90,588	(23.4)%
Net Loss	(10,892)	(14,678)	25.8%
Adjusted EBITDA	$6,411	$6,486	(1.2)%

	Twelve Months Ended December 31,
	2020	2019	% Change
Revenues	$291,670	$308,749	(5.5)%
Net Loss	(48,683)	(136,727)	64.4%
Adjusted EBITDA	$27,848	$27,584	1.0%

David Clark, CFO of Synchronoss, added:

“Our fourth quarter and year end results reflect progress with our continued focus on expanding both our gross and adjusted EBITDA margins. We are seeing the benefits of our cost management efforts, which allowed us to deliver comparable year over year adjusted EBITDA results despite top-line revenue pressures. This is in large part due to significant cost savings delivered during 2020, and we are continuing to streamline our operations with a focus on increasing our adjusted EBITDA in 2021.”

2021 Adjusted EBITDA Guidance

The company expects its revenue for full year 2021 to be in the range of $275 million - $285 million, and its adjusted EBITDA for the full year 2021 to be in the range $30 million - $35 million, representing adjusted EBITDA growth of 8% - 26%, respectively.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Conference Call Details

Synchronoss will host a conference call at 4:30 p.m. (Eastern Time) today to discuss the financial results.

To access the live call, dial 800-437-2398 or +1 786-204-3966 (International) and give the participant passcode 8321337.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.synchronoss.com. In addition, a phone replay will be available approximately two hours following the end of the call and will be available for one week. To access the call replay dial-in information, please click here.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, adjusted EBITDA, operating income (loss), net income (loss), effective tax rate, and earnings (loss) per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs, which include restructuring and cease-use lease expense, litigation, remediation and refiling costs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-

GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss transforms the way companies create new revenue, reduce costs and delight their subscribers with cloud, messaging, and digital products, supporting hundreds of millions of subscribers across the globe. Synchronoss’ secure, scalable and groundbreaking new technologies, trusted partnerships, and talented people change the way TMT customers grow their businesses. For more information, visit us at www.synchronoss.com.

Forward-looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the Company’s growth strategies, the anticipated trends and challenges in the business and the market in which the Company operates, the Company’s expectations regarding federal, state and foreign regulatory requirements, the pending lawsuits against the Company described in its most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contact:

Investors:
Todd Kehrli or Joo-Hun Kim
MKR Investor Relations
623-745-4046
investor@synchronoss.com

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$33,671	$39,012
Accounts receivable, net	47,849	65,863
Operating lease right-of-use assets	34,538	53,965
Goodwill	232,771	222,969
Other Assets	133,426	150,214
Total assets	$482,255	$532,023

Liabilities and stockholders’ equity
Accounts Payable and Accrued expenses	$82,075	$87,538
Debt, current	10,000	—
Deferred revenues	45,614	87,799
Operating lease liabilities, non-current	44,273	60,976
Other liabilities	19,370	18,768
Preferred Stock	237,641	200,865
Stockholders’ equity	43,282	76,077
Total liabilities and stockholders’ equity	$482,255	$532,023

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019	2018

Net revenues	$69,377	$90,588	$291,670	$308,749	$325,839
Costs and expenses:
Cost of revenues	28,414	42,449	121,817	150,407	158,802
Research and development	17,274	18,286	77,043	75,568	79,172
Selling, general and administrative	15,043	29,909	89,292	112,771	122,112
Restructuring charges	1,192	17	7,955	755	12,375
Depreciation and amortization	9,834	18,116	43,685	77,036	117,654
Total costs and expenses	71,757	108,777	339,792	416,537	490,115
Loss from continuing operations	(2,380)	(18,189)	(48,122)	(107,788)	(164,276)
Interest income	9	542	1,597	1,258	7,770
Interest expense	(75)	(104)	(476)	(1,355)	(4,911)
Gain on extinguishment of debt	—	—	—	822	1,760
Other Income (expense), net	3,793	7,372	9,535	7,389	(74,917)
Equity method investment loss	—	—	—	(1,619)	(28,600)
Income (loss) from continuing operations, before taxes	1,347	(10,379)	(37,466)	(101,293)	(263,174)
Benefit (provision) for income taxes	(2,039)	4,439	27,108	(2,174)	17,894
Net loss from continuing operations	(692)	(5,940)	(10,358)	(103,467)	(245,280)
Net income from discontinued operations, net of tax	—	—	—	—	18,288
Net loss	(692)	(5,940)	(10,358)	(103,467)	(226,992)
Net income (loss) attributable to redeemable noncontrolling interests	(101)	(194)	(344)	(1,126)	8,837
Preferred stock dividend	(10,099)	(8,544)	(37,981)	(32,134)	(25,593)
Net loss attributable to Synchronoss	$(10,892)	$(14,678)	$(48,683)	$(136,727)	$(243,748)

Earnings per share
Basic:
Continuing operations	$(0.26)	$(0.36)	$(1.16)	$(3.36)	$(6.51)
Discontinued operations	—	—	—	—	0.46
Basic	$(0.26)	$(0.36)	$(1.16)	$(3.36)	$(6.05)
Diluted:
Continuing operations	$(0.26)	$(0.36)	$(1.16)	$(3.36)	$(6.51)
Discontinued operations	—	—	—	—	0.46
Diluted	$(0.26)	$(0.36)	$(1.16)	$(3.36)	$(6.05)
Weighted-average common shares outstanding:
Basic	42,464	41,085	41,950	40,694	40,277
Diluted	42,464	41,085	41,950	40,694	40,277

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2020	2019	2018
Net loss continuing operations	$(10,358)	$(103,467)	$(245,280)
Gain on Sale of discontinued operations, net of tax	—	—	18,288
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash items	65,103	127,464	234,854
Changes in operating assets and liabilities:	(55,309)	8,586	(39,231)
Net cash provided by (used in) operating activities	(564)	32,583	(31,369)

Investing activities:
Purchases of fixed assets	(885)	(8,183)	(11,656)
Purchases of intangible assets and capitalized software	(17,065)	(13,008)	(14,372)
Other investing activities	3,611	40,568	(41,254)
Net cash provided by (used in) investing activities	(14,339)	19,377	(67,282)

Net cash provided by (used in) financing activities	9,991	(121,257)	(35,885)
Effect of exchange rate changes on cash	(418)	(1,562)	(1,729)
Net increase in cash and cash equivalents	(5,330)	(70,859)	(136,265)

Cash, restricted cash and cash equivalents, beginning of period	39,001	109,860	246,125
Cash, restricted cash and cash equivalents, end of period	$33,671	$39,001	$109,860

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$69,377	$90,588	$291,670	$308,749
Less: Cost of revenues	28,414	42,449	121,817	150,407
Gross Profit	40,963	48,139	169,853	158,342
Add / (Less):
Stock-based compensation expense	511	782	2,409	2,928
Restructuring, transition and cease-use lease expense	—	—	372	405
Cumulative adjustment to STI receivable	—	—	—	26,044
Adjusted Gross Profit	41,474	48,921	172,634	187,719
Adjusted Gross Margin	59.8%	54.0%	59.2%	60.8%

GAAP Net loss attributable to Synchronoss	$(10,892)	$(14,671)	$(48,683)	$(136,720)
Add / (Less):
Stock-based compensation expense	(3,410)	5,222	11,137	22,250
Acquisition costs	—	—	—	(230)
Restructuring, transition and cease-use lease expense	1,222	17	16,503	7,446
Amortization expense	3,704	5,610	16,199	24,683
Cumulative adjustment to STI receivable	—	—	—	26,044
Litigation, remediation and refiling costs	1,145	1,320	4,645	2,826
Non-GAAP Expenses attributable to Non-Controlling Interest	—	—	—	(76)
Non-GAAP Net loss attributable to Synchronoss	$(8,231)	$(2,502)	$(199)	$(53,777)

Diluted Non-GAAP Net loss per share	$(0.19)	$(0.06)	$(0.01)	$(1.32)

Weighted shares outstanding - Dilutive	42,464	41,085	41,950	40,694

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended					Twelve Months Ended
	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Dec 31, 2020	Dec 31, 2019

Net loss attributable to Synchronoss	$(14,678)	$(12,275)	$(10,148)	$(15,367)	$(10,892)	$(48,683)	$(136,727)
Add / (Less):
Stock-based compensation expense	5,222	5,169	4,987	4,391	(3,410)	11,137	22,250
Acquisition costs	—	—	—	—	—	—	(230)
Restructuring, transition and cease-use lease expense	17	1,696	7,003	6,580	1,222	16,503	7,446
Cumulative adjustment to STI receivable	—	—	—	—	—	—	26,044
Litigation, remediation and refiling costs	1,320	824	733	1,943	1,145	4,645	2,826
Depreciation and amortization	18,116	11,356	10,284	12,212	9,834	43,685	77,036
Interest income	(542)	(58)	(1,509)	(20)	(9)	(1,597)	(1,258)
Interest Expense	104	245	84	72	75	476	1,355
Gain on Extinguishment of debt	—	—	—	—	—	—	(822)
Other Income	(7,372)	(1,692)	(1,367)	(2,684)	(3,793)	(9,535)	(7,389)
Equity method investment loss	—	—	—	—	—	—	1,619
Provision (benefit) for income taxes	(4,439)	(12,432)	(7,972)	(8,744)	2,039	(27,108)	2,175
Net loss attributable to noncontrolling interests	194	17	165	60	101	344	1,125
Preferred dividend	8,544	8,908	9,289	9,685	10,099	37,981	32,134
Adjusted EBITDA (non-GAAP)	$6,486	$1,758	$11,549	$8,128	$6,411	$27,848	$27,584

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net Cash (used in) provided by operating activities	$(9,225)	$20,004	$(564)	$31,843
Add / (Less):
Capitalized software	(4,054)	(3,719)	(16,665)	(13,008)
Property and equipment	(314)	(1,106)	(885)	(8,183)
Free Cashflow	(13,593)	15,179	(18,114)	10,652
Add: One-Time Expenses due to Restatement, etc.	1,145	1,320	4,645	2,826
Adjusted Free Cashflow	$(12,448)	$16,499	$(13,469)	$13,478